EXHIBIT 21.1
                     Subsidiaries of EqualNet Holding Corp.

Name of Subsidiary                                Jurisdiction of Incorporation
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EqualNet Corporation (100%)                                 Delaware
Telesource, Inc. (100%)                                     Texas
EqualNet Wholesale Services, Inc. (100%)*                   Delaware
Unified Network Services LLC (50%)                          Delaware
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* Indirect subsidiary